THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

$250,000	June 26, 2007

FOR VALUE RECEIVED, the undersigned, Trulite, Inc., a Delaware corporation (“Debtor”), for good and valuable consideration, promises to pay to the order of ________________(“Lender”), at ________________________, or at such other place as Lender may designate, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000), in lawful currency of the United States of America, together with interest accrued thereon (the “Note”).

1.  Payment. Subject to the provisions of Section 3 hereof, all accrued but unpaid interest on the outstanding principal balance of this Note shall be due and payable on June 26, 2008 (the “Maturity Date”), when the outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full.

2.  Interest Rate. The principal balance of this Note from time to time remaining unpaid prior to maturity shall bear interest at the rate of fifteen percent (15.0%) per annum.

3.  Optional Prepayment. Debtor may at its sole option prepay all or any part of the principal of this Note, together will all accrued but unpaid interest thereon, before the Maturity Date without penalty or premium.

4.  Conversion. (a) The unpaid principal balance due under this Note, together with any then accrued but unpaid interest, may at the option of Lender, be converted into unregistered shares of Common Stock, $0.0001 par value (“Common Stock,” with the shares of Common Stock issuable on conversion of this Note being referred to herein as the “Shares”), of Debtor. The conversion price for such conversion shall be $0.75 per share (the “Conversion Price”), subject to adjustment as set forth below. Notice of intent to exercise (a “Conversion Notice”) such conversion privilege may be provided to Debtor at any time after the date of this Note but must be provided at least five (5) days before the Maturity Date. Such Conversion Notice shall be irrevocable and shall be accompanied by the original of this Note and a completed and executed surrender form (in the form attached hereto). The conversion of the principal balance and accrued but unpaid interest on this Note will be effective on the fifth (5th) day following delivery to Debtor of the Conversion Notice.

(b)  In the event Debtor changes the number of shares of Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend or other similar transaction, the Conversion Price shall be appropriately adjusted as determined in good faith by the Board of Directors of the Debtor.

(c)  In the case of any reclassification, capital reorganization or change in capital stock of the Debtor (other than as a result of a subdivision, combination or stock dividend provided for in Section 4(b) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Debtor or its successor shall be delivered to the Lender, so that Lender shall have the right at any time prior to the retirement of this Note to convert the principal balance of and accrued but unpaid interest on this Note at the Conversion Price into the kind and amount of shares of stock or other securities or property Lender would have received had it held Shares immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Lender so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Conversion payable hereunder, provided the aggregate Conversion Price shall remain the same.

(d)  In the event the Debtor shall after the date of this Note issue Additional Shares of Common Stock (hereafter defined), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, then, and in each such case, the Conversion Price shall be reduced, concurrently with such issuance, to the consideration per share received by the Debtor in the issuance triggering the adjustment set forth in this Section 4(d).

(i)  For purposes of this Section 4(d), the following definitions shall apply:

(1)  “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined).

(2)  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(3)  “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subparagraph (iii) below, deemed to be issued) by the Debtor after the date of this Note, other than shares of Common Stock issued or issuable (or pursuant to subparagraph (iii) below, deemed to be issued):

(A)  upon the exercise or conversion of Options or Convertible Securities issued and outstanding as of the date of this Note; and

(B)  to directors of, employees of, and consultants of the Debtor pursuant to restricted stock purchase agreements, stock option plans, or similar arrangements if approved by the Board of Directors of the Debtor in its reasonable discretion;

(ii)  If the Debtor at any time or from time to time after the date of this Note shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, provided that in any such case in which shares are deemed to be issued:

(1)  No further adjustment in the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)  If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Debtor, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price and any subsequent adjustments thereon shall be recomputed to reflect such change(s) as if such change(s) had been in effect as of the original issue thereof (or the occurrence of the record date with respect thereto); and

(3)  No readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price that would have resulted from any other issuances of Additional Shares of Common Stock and any other adjustments provided for herein between the original adjustment date and such readjustment date.

(iii)  For purposes of this Section 4(d), the consideration received by the Debtor for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(1)  Such consideration shall:

(A)  insofar as it consists of cash, be computed at the aggregate of cash received by the Debtor in connection with such issuance;

(B)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as is reasonably determined by the Board of Directors of the Debtor; and

(C)  in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Debtor for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as is reasonably determined by the Board of Directors of the Debtor.

(2)  The consideration per share received by the Debtor for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

(A)  the total amount, if any, received or receivable by the Debtor as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Debtor upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)  When any adjustment is required to be made in the number or kind of Shares issuable on conversion of this Note, or in the Conversion Price, the Debtor shall promptly notify Lender of such event and of the number of Shares or other securities or property thereafter issuable upon conversion of this Note.

5.  Events of Default and Remedies. At the option of Lender the entire principal balance of this Note shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events of default (“Events of Default”):

(a)  failure of Debtor to make any payment of interest or principal when due hereunder; or

(b)  Debtor shall (i) voluntarily seek, consent to, acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (ii) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Lender granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within sixty (60) days of the filing of same). As used herein, the term “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorgani-zation or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

In the event any one or more of the Events of Default specified above shall have happened, the holder of this Note may (y) enforce its rights, if any, under this Note and (z) proceed to protect and enforce its rights either by suit in equity and by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note, or to enforce any other legal and equitable right of the holder of this Note.

6.  Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

7.  Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by Debtor, if delivered in person or by facsimile transmission, or (ii) if mailed, on the earlier of the date actually received or (whether received or not) three (3) Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Debtor, is deposited in the United States mail. Debtor’s mailing address for purposes of this Section 6 is 1401 McKinney Street, Suite 900 Houston, Texas 77010, or such other address as Debtor shall advise the holder hereof by certified or registered letter by this same procedure. “Business Day” means every day which is not a Saturday, Sunday or legal holiday.

8.  Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

9.  Usury Savings Clause. Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Lender shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Lender shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law. If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly. In the event Lender ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Debtor. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Debtor and Lender shall, to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

10.  Modification. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of Debtor and Lender expressly referring to this Note and setting forth the provision so excluded, modified, or amended.

11.  Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

12.  Collection Costs. Debtor agrees to pay the fees and expenses, including fees and expenses of an attorney, of Lender in connection with any action for collection, payment or compromise of this note.

13.  Counterparts. This Note may be executed in one or more counterparts, all of which shall constitute one and the same agreement. Signature pages to any counterpart may be detached, executed and attached to a single counterpart with the same force and effect as if all parties had executed a single signature page hereof.

[Signature Page Follows]

EXECUTED to be effective as of the day and year first above written.

DEBTOR: Trulite, Inc. (a Delaware corporation) By: __________________________________ Title: _________________________________

SURRENDER FORM

(To be executed upon conversion by Lender of Convertible Note)

The undersigned hereby acknowledges the conversion of the attached Convertible Note into Common Stock in accordance with the terms thereof. The undersigned requests that a certificate for such Common Stock be registered in the name of ______________________ whose address is ___________________________________________________ and that such certificate be delivered to______________ whose address is ____________________________.

Executed as of the _____ day of __________________.

Signature: ____________________________________ Printed Name: __________________________________